Schedule 14C UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement

ICO, Inc.

(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION STATEMENT
RELATING TO NOTICE OF
MAJORITY WRITTEN CONSENT OF HOLDERS OF PREFERRED STOCK
IN LIEU OF
A SPECIAL MEETING OF HOLDERS OF PREFERRED STOCK

---------------------------

ICO, INC.
1811 BERING, SUITE 200
HOUSTON, TEXAS 77057

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October 20, 2006

BACKGROUND

This Information Statement is being furnished to all holders of record of Depositary Certificates representing shares of $6.75 Convertible Exchangeable Preferred Stock, no par value (“Preferred Stock”), of ICO, Inc. (“ICO”, the “Company”, “we”, “us” or “our”) at the close of business on October 17, 2006 (the “Record Date”).

Article 9.10 of the Texas Business Corporation Act (“TBCA”) states that the articles of incorporation may provide that any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Texas, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Our Statement of Designations Establishing $6.75 Convertible Exchangeable Preferred Stock, as amended (“Statement of Designations”) allows holders of our Preferred Stock to take action by less than unanimous written consent, and our board of directors (“Board”) has adopted resolutions permitting action by written consent in connection with the matters covered by this Information Statement.

On October 3, 2006, holders of more than two-thirds of the outstanding shares of Preferred Stock executed a written consent approving amendments to our Statement of Designations. Such holders then served this written consent on the Company on October 5, 2006. Our Board considered the written consent and the proposed amendments. On October 10, 2006, our Board executed a unanimous written consent approving the amendment. Because the actions have been approved by the holders of the requisite number of outstanding shares of our Preferred Stock that are entitled to cast votes, no other shareholder approval of these actions is necessary. This Information Statement will also serve as notice of actions taken without a meeting as required by Article 9.10 of the TBCA. No further notice of the actions described herein will be given to you. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is provided to our holders of Preferred Stock for informational purposes only, and you need not take any further action in connection with this Information Statement. We will bear all costs of preparing and delivering this Information Statement.

This Information Statement advises the holders of our Preferred Stock:

•
that Kornitzer Capital Management and Great Plains Trust Company (the “Principal Shareholders”), holders of 1,044,007 Depositary Certificates representing 261,001.75 shares of Preferred Stock and representing approximately 80.9% of the voting power of the outstanding Preferred Stock, executed a written consent recommending and approving an amendment to our Statement of Designations and served this written consent on the Company.

•
that the Board considered the written consent and the proposed amendment and adopted resolutions on October 10, 2006 to authorize an amendment to our Statement of Designations to allow us to: (i) repurchase shares of our Preferred Stock in the open market or privately negotiated transactions, (ii) terminate the right of holders of Preferred Stock to elect up to two directors while dividends payable on shares of Preferred Stock are in arrears, but effective only when fewer than 80,000 shares of Preferred Stock (or 320,000 Depositary Certificates each representing ¼ share of Preferred Stock) remain outstanding, and (iii) delete a section in the Statement of Designations concerning exchangeability of the Preferred Stock that has already expired.

The action described above will not become effective until November 13, 2006, 5:00 p.m., Central Standard Time, which is the first business day that is at least twenty (20) days from the date of the mailing of this Information Statement.

This Information Statement is first being provided to our holders of our Preferred Stock on or about October 23, 2006.

OUTSTANDING SHARES AND VOTING RIGHTS

Pursuant to our articles of incorporation, we currently have authorized the issuance of 50,000,000 shares of Common Stock, no par (“Common Stock”), 345,000 shares of Preferred Stock, 50,000 shares of Junior Participating Preferred Stock, no par (“Junior Preferred Stock”), and 105,000 shares of undesignated preferred stock, no par value designated. As of close of business on the Record Date, we had 25,814,408 shares of Common Stock issued and outstanding, 1,290,000 Depositary Certificates representing 322,500 shares of our Preferred Stock issued and outstanding, and no shares of our Junior Preferred Stock outstanding. As of October 5, 2006, and as of October 17, 2006, the Principal Shareholders were entitled to vote an aggregate of 261,001.75 shares of Preferred Stock (represented by 1,044,007 Depositary Certificates).

This Information Statement is being mailed on or about October 23, 2006 to the holders of record of Preferred Stock as of close of business on the Record Date. Because the votes of the holders of Common Stock are not required to effect the Amendment, we are not mailing this Information Statement to them. Article 2.26 of the TBCA sets forth the rules for ascertaining the record date to determine which shareholders of a corporation are eligible to consent to action by written consent pursuant to Article 9.10 of the TBCA. Pursuant to Article 2.26, our Board approved the matters set forth in this Information Statement on October 10, 2006 and set the Record Date as October 17, 2006, and, therefore, holders of record of the Preferred Stock as of the Record Date were entitled to consent to the actions described in this Information Statement.

The October 3, 2006 written consent of the Principal Shareholders referenced above and described in this Information Statement was executed by the Principal Shareholders holding 1,044,007 Depositary Certificates representing 261,001.75 shares of Preferred Stock eligible to vote on those matters on the Record Date and representing approximately 80.9% of the voting power of the Preferred Stock. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NO FURTHER CONSENT REQUIRED

Consistent with Texas law and under our Statement of Designations, shareholder approval of an amendment to our Statement of Designations may be taken by written consent of the holders of outstanding Preferred Stock having not less than two-thirds of the votes that would be necessary to authorize or take the action at a meeting at which all holders of the Preferred Stock entitled to vote thereon were present and voted. The Board approved and ratified the action taken by written consent in connection with its approval of the matters set forth in this Information Statement on October 10, 2006. The votes of the holders of our Common Stock are not required to approve the amendments to our Statement of Designations.

AMENDMENTS TO
STATEMENT OF DESIGNATIONS
TO ALLOW REPURCHASE OF PREFERRED STOCK,
TO REMOVE RIGHT OF HOLDERS OF PREFERRED STOCK
TO ELECT TWO DIRECTORS, AND
TO DELETE AN EXPIRED SECTION OF STATEMENT OF DESIGNATIONS

OVERVIEW

On October 3, 2006, the Principal Shareholders holding approximately 80.9% of the voting power of the Preferred Stock proposed and approved the amendments to our Statement of Designations, and such Principal Shareholders served their consent on the Board on October 5, 2006. The Board has unanimously ratified and approved the amendments to our Statement of Designations: (i) to allow us to repurchase shares of our Preferred Stock in open market or privately negotiated transactions; (ii) to terminate the right of holders of Preferred Stock to elect up to two directors while dividends payable to holders of Preferred Stock are in arrears; provided, however, that the termination of the right of holders of Preferred Stock to elect up to two directors shall be effective only at such time as fewer than 80,000 shares of Preferred Stock (represented by 320,000 Depositary Certificates) remain outstanding; and (iii) to delete an expired section of our Statement of Designations (the “Amendment”). The text of the form of the Amendment to our Statement of Designations is attached to this Information Statement as Appendix “A”. On October 10, 2006, the Board ratified and approved the Amendment and deemed such Amendment to be advisable and in the best interests of the Company. The Amendment will become effective on November 13, 2006, 5:00 p.m., Central Standard Time, which is the first business day that is at least twenty (20) days from the date of the mailing of this Information Statement.

REASONS FOR THE ABILITY TO REPURCHASE SHARES OF PREFERRED STOCK

Our Statement of Designations currently prohibits us from repurchasing shares of Preferred Stock while dividends upon shares of Preferred Stock are in arrears. Dividends payable on shares of Preferred Stock have been in arrears for a period of 15 fiscal quarters. We believe that the ability to repurchase shares of our Preferred Stock through open market transactions or privately negotiated transactions may allow for flexibility and financial planning and restructuring of our balance sheet. However, we provide no assurance that we will ever be successful in repurchasing any of our shares of Preferred Stock and, even if successful, that such purchases would lead to a reduction in our shares outstanding on a fully diluted basis, or an increase in our earnings per share on a fully diluted basis. We plan to keep the Depositary Certificates representing the Preferred Stock listed on the Nasdaq Global Market (“Nasdaq GM”) where our Preferred Stock (represented by the Depositary Certificates) is currently listed, and we do not plan to retire the Preferred Stock as a class. We can provide no assurance that a material number of shares of the Depositary Certificates representing the Preferred Stock will become available for repurchase at a price that is deemed worthwhile to pay by the Company.

REASONS FOR THE TERMINATION OF THE RIGHT OF HOLDERS OF PREFERRED STOCK TO ELECT UP TO TWO DIRECTORS

The right of holders of Preferred Stock to elect two special directors while dividends are in arrears will terminate only at such time as there are fewer than 80,000 shares of Preferred Stock (represented by 320,000 Depositary Certificates) outstanding. At such time, the Preferred Stock would represent a much smaller portion of the Company’s capitalization than it does at present. If we are not successful in purchasing a number of shares of Preferred Stock such that there will remain fewer than 80,000 shares of Preferred Stock outstanding, then the right of holders of Preferred Stock to elect up to two directors while dividends are in arrears will remain in effect.

REASONS FOR THE REMOVAL OF EXCHANGE RIGHT

Section 8 “Exchange” of our Statement of Designations allows shares of our Preferred Stock to be exchanged, in whole but not in part, at the option of the Company, for its 6.75% Convertible Subordinated Debentures due 2003. After 2003, this section is no longer applicable. For administrative reasons, the Board believes it is in the best interest of the Company to delete this inapplicable section.

POTENTIAL RISKS OF EFFECTING THE AMENDMENT

We intend to repurchase shares of our Preferred Stock through a preferred stock repurchase program. The Board has determined that a repurchase program is advisable and in the best interests of the Company. Such determination was based upon certain factors, including the potential to reduce the number of shares outstanding on a fully diluted basis and the corresponding potential increase in earnings per share on a fully diluted basis, prevailing market conditions and the likely effect on the market price of our Common Stock.

Any repurchase of common or Preferred Stock must be made within the Securities and Exchange Commission’s (“SEC’s”) regulations. Although SEC regulations do not define what constitutes a “tender offer,” we believe the type of repurchase program we anticipate conducting will not be considered a tender offer so long as we meet certain requirements as specified by our understanding of case law. If our future repurchase program is ultimately considered a tender offer, then the SEC may bring an enforcement action against us to enjoin us from conducting the repurchases, and we will further be required to file certain documents with the SEC. We provide no assurance that our future repurchase program will not be deemed a tender offer nor do we provide any assurance that we will be successful in repurchasing any shares of our Depositary Certificates representing the Preferred Stock.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We do not intend to retire the Preferred Stock as a class, and we intend to keep the Depositary Certificates representing shares of our Preferred Stock listed on the Nasdaq GM. We must maintain our listing eligibility on the Nasdaq GM where the Depositary Certificates representing shares of our Preferred Stock are currently listed. Rule 4450(h) of the Nasdaq Company Manual specifies the following criteria for continued listing of securities on the Nasdaq GM:

•	At least 100,000 publicly held shares (Depositary Certificates in our case);
•	A market value of publicly held shares of at least $1,000,000;
•	A minimum bid price per share of $1;
•	A minimum of 100 round lot shareholders; and
•	At least two registered and active market makers.

We do not intend to repurchase a number of Depositary Certificates representing shares of Preferred Stock such that there are fewer than 100,000 publicly held Depositary Certificates and/or the market value of publicly held shares is less than $1,000,000. If we are unsuccessful in maintaining any of the five criteria, Nasdaq will commence de-listing proceedings against us with regard to the Depositary Shares representing the Preferred Stock. We intend to make every reasonable effort to keep the Depositary Certificates representing the Preferred Stock listed on the Nasdaq GM.

We have limited cash and cash equivalents. If we use our cash to repurchase the Preferred Stock, then we may not have enough cash to pursue future business opportunities (such as expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties or to respond to competitive pressures. Additionally, we may be unable to successfully promote our current products and services, develop new products and services or enhance our products and services, any of which could have a material adverse effect on our business.

We may borrow money to repurchase shares of Preferred Stock. If we borrow money to repurchase shares of Preferred Stock, then we increase the liabilities on our balance sheet and decrease the equity on our balance sheet. If our revenues are insufficient to service our debt payments, we may have to rely on our cash reserves for these payments. Further, if we borrow additional money by issuing debt securities, the terms of these securities could limit our flexibility in making business decisions and, specifically, our ability to incur additional debt to finance our operations may be limited. Debt service requirements may affect our working capital, and therefore, adversely affect our ability to operate our business. Additional debt service may also cause strain on our cash flow and impair our business operations.

EFFECTS OF THE AMENDMENT

After the effective date of the Amendment, we will be authorized to repurchase shares of Preferred Stock while dividends upon shares of Preferred Stock are in arrears. As well, the right of holders of Preferred Stock to elect up to two directors while dividends payable to holders of Preferred Stock are in arrears shall terminate if and when there are fewer than 80,000 shares of Preferred Stock outstanding (or 320,000 Depositary Certificates). Additionally, there will no longer be a reference to Section 8 “Exchange” in the Statement of Designations. Other than as disclosed, the Amendment will have no effect on the rights of the holders of Preferred Stock and Common Stock, and the number of authorized shares of Preferred Stock and Common Stock will remain unchanged. The requisite number of votes to approve this action was provided by written consent, and the Amendment will be deemed effective no earlier than the date that is twenty (20) days from the date of the mailing of this Information Statement.

The Preferred Stock is registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Amendment will not affect the registration of the Preferred Stock under the Exchange Act. Following the Amendment, the Depositary Certificates representing the Preferred Stock will continue to be quoted on the Nasdaq GM.

INTEREST OF CERTAIN PERSONS

The two special directors that were elected by the holders of Preferred Stock approved the Amendment by written consent along with the unanimous action by the Board of Directors. With the exception of the two special directors, no director, officer, associate of any officer or director has any interest, direct or indirect, by security holdings or otherwise, in the Amendment, which is not shared by the majority of holders of Preferred Stock or the majority of holders of Common Stock.

EFFECTIVE DATE

The Amendment will become effective on November 13, 2006, 5:00 p.m., Central Standard Time, which is the first business day that is at least twenty (20) days from the date of the mailing of this Information Statement.

NO APPRAISAL OR DISSENTERS’ RIGHTS

Texas law does not provide for appraisal or dissenters’ rights in connection with the approval of the actions described in this Information Statement.

REQUIRED CONSENT

The affirmative consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock is required to approve the Amendment. The Principal Shareholders holding, as of the Record Date, more than two-thirds of the voting power represented by the outstanding Preferred Stock, proposed and consented to the Amendment in writing.

FINANCIAL AND OTHER INFORMATION

The Company’s financial statements are incorporated into this Information Statement by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 (filed with the SEC on December 9, 2005); the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 (filed with the SEC on February 9, 2006), as amended on February 24, 2006; the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (filed with the SEC on May 9, 2006); and, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (filed with the SEC on August 8, 2006).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information concerning the security ownership of certain beneficial owners known to management, based upon those filings with the SEC noted in the footnotes to the table and made as of the close of business on October 17, 2006, to beneficially own more than five percent of our Common Stock.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Kornitzer Capital Management	3,152,266(1)(2)	11.0%
5420 West 61st Place
Shawnee Mission, Kansas 66205

William C. Willoughby	2,005,892(3)(5)	7.5%
6250 Covered Bridge Rd
Pipersville, PA 18947

Catherine Willoughby Stephens	1,333,011(4)(5)	5.2%
66 Haele Place
Makawao, Hawaii 96768

(1)  This information is based on the Schedule 13G filed with the SEC by the beneficial owner on January 25, 2006, and supplemental information provided to the Company by Kornitzer Capital Management (“KCM”) on October 10, 2006 and October 18, 2006. KCM is an investment adviser with respect to the shares of Common Stock and the Depositary Certificates held for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Common Stock. KCM's beneficial ownership of Common Stock consists of 911,920 shares of Common Stock deemed to have been issued upon conversion of 332,854 of the Company's Depositary Certificates, each representing 1/4 share of the Preferred Stock. Additionally, KCM is deemed the beneficial owner of securities owned by Great Plains Trust Company referenced in footnote 2 below.
(2)  This information is based on the Schedule 13G filed with the SEC by the beneficial owner on January 25, 2006, and supplemental information provided to the Company by KCM on October 10, 2006 and October 18, 2006. Great Plains Trust Company, 7700 Shawnee Mission Parkway, Shawnee Mission, Kansas, 66202 (“Great Plains”) beneficially owns 292,000 shares of Common Stock actually issued, and 1,948,345 shares of Common Stock deemed to have been issued upon conversion of 711,153 of the Company's Depositary Certificates representing the Preferred Stock. Great Plains is a trust company holding the shares of Common Stock and the Depositary Certificates for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Common Stock and the Depositary Certificates. KCM acts as an investment advisor with respect to the shares of Common Stock and Depositary Certificates beneficially owned by Great Plains.
(3)  This information is based on the Schedule 13G filed with the SEC by the beneficial owner on January 31, 2006. Share amounts include 797,597 shares of Common Stock and 70,495 shares of Common Stock held by Mr. Willoughby's wife, Regina S. Willoughby, and the shares referenced in footnote 5 below. Mr. Willoughby disclaims beneficial ownership of the shares of Common Stock owned by Regina S. Willoughby.
(4)  This information is based on the Schedule 13G filed with the SEC by the beneficial owner on February 14, 2005. Share amounts include 185,371 shares of Common Stock owned by Catherine Stephens, 2,840 shares of Common Stock owned by John Bradley Stephens (Catherine Stephens' son), 3,500 shares of Common stock held in trust for John Bradley Stephens (for which Catherine Stephens serves as trustee), and 3,500 shares of Common Stock held in trust for Megan Catherine Stephens (Catherine Stephens' daughter, for which Catherine Stephens serves as trustee), and the shares referenced in footnote 5 below. Catherine Stephens disclaims beneficial ownership of any shares owned by, or held in trust for, John Bradley Stephens or Megan Catherine Stephens.
(5)  Share amounts include an aggregate of 1,137,800 shares of Common Stock held in trusts for the benefit of Mr. Willoughby or Ms. Stephens. An aggregate of 768,931 shares of Common Stock are held in two of these trusts for the benefit of Mr. Willoughby, and an aggregate of 368,869 shares of Common Stock are held in two of these trusts for the benefit of Ms. Stephens. Mr. Willoughby and Ms. Stephens are each co-trustees of these trusts and as co-trustees, the reporting persons share the power to vote and to dispose of these shares. William C. Willoughby disclaims beneficial ownership of the aggregate of 368,869 shares held in trust for the benefit of Catherine Stephens. Catherine Stephens disclaims beneficial ownership of the aggregate of 768,931 shares held in trust for the benefit of William C. Willoughby.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth, as of October 17, 2006, the shares of Common Stock beneficially owned by (i) each director of the Company, (ii) each of our named executive officers of the Company, and (iii) all such current executive officers and directors of the Company listed below collectively as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
Current Directors
A. John Knapp, Jr.	1,348,474	(1)	5.15% (2)
Charles T. McCord, III	642,914	(3)	2.5%
Jon C. Biro	276,125	(4)	1.1%
Gregory T. Barmore	205,000	(5)	*
David E.K. Frischkorn, Jr.	41,000	(6)	*
John F. Gibson	20,000	(7)	*
Eric O. English	15,000	(8)	*
Daniel R. Gaubert	5,000	(9)	*
Warren W. Wilder	5,000	(10)	*
Executive Officers Who Are Not Directors
Stephen E. Barkmann	151,274	(11)	*
Dario E. Masutti	162,600	(12)	*
Bradley T. Leuschner	84,517	(13)	*
Derek R. Bristow	121,000	(14)	*
D. Eric Parsons	75,761	(15)	*
Charlotte Fischer Ewart	42,931	(16)	*

Officers and Directors named above as a group (15 persons)	3,196,596		11.8%

* Less than 1% of outstanding shares.

(1)
Mr. Knapp’s holdings include 25,000 shares of Common Stock that are issuable upon exercise of stock options granted under the Company's 1993 Stock Option Plan for Non-Employee Directors (the “1993 Director Plan”), and 360,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO's 1998 Employee Stock Option Plan (the “1998 Plan”). Mr. Knapp’s holdings also include 152,876 shares of Common Stock owned by Mr. Knapp; 460,443 shares of Common Stock held by Mr. Knapp in an IRA; 278,655 shares of Common Stock held by Andover Group, Inc. which are indirectly held by Mr. Knapp as President of the organization; 39,500 shares of Common Stock held by Andover Real Estate Service`, Inc. which are indirectly held by Mr. Knapp as President of the organization; and 32,000 shares of Common Stock held in the Knapp Children's Trust. Mr. Knapp disclaims beneficial ownership of the 32,000 shares of Common Stock held by the Knapp Children's Trust.

(2)	Excluding stock options that will not vest within 60 days from October 17, 2006, Mr. Knapp’s percent of class is 4.7%.

(3)
Mr. McCord’s holdings include 30,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Director Plan, and 586,448 shares of Common Stock owned by Mr. McCord. Mr. McCord’s holdings also include 26,466 shares of Common Stock held by ETM, Inc., an organization in which Mr. McCord services as Vice President and Director and shares investment control, although he retains no beneficial ownership of any securities held by the organization. Mr. McCord's two adult children are the sole shareholders of ETM, Inc.

(4)
Mr. Biro’s holdings consist of 20,744 shares of Common Stock owned jointly by Mr. Biro and his wife; 238,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO's 1994 Employee Stock Option Plan (the “1994 Plan”), ICO's 1995 Employee Stock Option Plan (the “1995 Plan”), ICO's 1996 Stock Option Plan (the “1996 Plan”), and the 1998 Plan; and 17,381 equivalent shares of Common Stock held in the unitized stock fund in ICO's 401(k) savings plan.

(5)
Mr. Barmore’s holdings consist of 130,000 shares of Common Stock owned by Mr. Barmore, and 75,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Director Plan.

(6)
Mr. Frischkorn’s holdings include 5,000 shares of Common Stock owned by Mr. Frischkorn; 5,000 shares of Common Stock held by Mr. Frischkorn in an IRA; 3,000 shares of Common Stock held by David Frischkorn TTEE, 1987 Present Interest Trust for Anne E. Frischkorn, the daughter of Mr. Frischkorn; and 3,000 shares held by Anne E. Frischkorn TTEE, 1987 Present Interest Trust for David Frischkorn, III, the son of the Mr. Frischkorn. Mr. Frischkorn disclaims beneficial ownership of any securities held by either of the two referenced trusts. Mr. Frischkorn holdings also include 25,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Director Plan.

(7)	Mr. Gibson’s holdings consist of 20,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Director Plan.

(8)	Mr. English’s holdings consist of 15,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Director Plan.

(9)	Mr. Gaubert’s holdings consist of 5,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Director Plan.

(10)	Mr. Wilder’s holdings consist of 5,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Director Plan.

(11)
Mr. Barkmann’s holdings consist of 16,274 equivalent shares of Common Stock held in the unitized stock fund in ICO's 401(k) savings plan, and 135,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1996 Plan and the 1998 Plan.

(12)
Mr. Masutti’s holdings consist of 7,600 shares of Common Stock owned by Mr. Masutti, and 155,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1994 Plan, the 1995 Plan, the 1996 Plan, and the 1998 Plan.

(13)
Mr. Leuschner’s holdings consist of 430 shares of Common Stock owned by Mr. Leuschner; 60,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1996 Plan and the 1998 Plan; and 24,087 equivalent shares of Common Stock held in the unitized stock fund in ICO's 401(k) savings plan.

(14)	Mr. Bristow’s holdings consist of 121,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1996 Plan and the 1998 Plan.

(15)
Mr. Parsons’ holdings consist of 19,761 equivalent shares of Common Stock held in the unitized stock fund in ICO's 401(k) savings plan, and 56,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1996 Plan and the 1998 Plan.

(16)
Ms. Ewart’s holdings consist of 2,000 shares of Common Stock owned by Ms. Ewart; 500 shares of Common Stock owned by her husband; 10,431 equivalent shares of Common Stock held in the unitized stock fund in ICO's 401(k) savings plan; and 30,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1994 Plan, the 1995 Plan, and the 1998 Plan.

BROKERS, CUSTODIANS, ETC.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Preferred Stock held of record by such persons, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

All information concerning the Company contained in this Information Statement has been furnished by the Company. No person is authorized to make any representation with respect to the matters described in this Information Statement other than those contained in this Information Statement, and if any representations other than those set forth in this Information Statement are given or made, such representations must not be relied upon as having been authorized by the Company. Therefore, if anyone gives you such information, you should not rely on it.

This Information Statement is dated October 20, 2006. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

By order of the Board of Directors
Gregory T. Barmore
Chairperson of the Board of Directors

APPENDIX A

Certificate of Amendment to Statement of Designations

CERTIFICATE OF AMENDMENT

OF

STATEMENT OF DESIGNATIONS ESTABLISHING
$6.75 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

ICO, Inc., a Texas corporation (“Corporation”) organized and existing under and by virtue of the Texas Business Corporation Act (the “TBCA”), does hereby certify as follows:

In lieu of a meeting, holders of Preferred Stock holding more than two-thirds of the outstanding Preferred Stock gave written consent to said amendments in accordance with the provisions of Section 4(a) and 5(c) of the Statement of Designations and Article 9.10A of the TBCA and served such Consent on the Corporation. By written action in accordance with Article 9.10B of the TBCA, the Board of Directors of the Corporation duly adopted a resolution setting forth amendments to the Statement of Designations Establishing $6.75 Convertible Exchangeable Preferred Stock, filed with the Texas Secretary of State on March 31, 1998 as the same was amended by the Certificate of Amendment filed with the Texas Secretary of State on July 2, 2004 (the “Statement of Designations”), declaring said amendments to be advisable and approving and adopting said amendments as the action and deed of the Corporation. The amendments have been approved in the manner required by the TBCA and the constituent documents of the Corporation. The resolution setting forth the amendments is as follows:

1. RESOLVED, that Section 5.(a) of the Statement of Designations of the Corporation be amended and restated in its entirety to read as follows:

“(a) Whenever dividends payable on the shares of Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), the holders of the outstanding shares of Preferred Stock shall have the exclusive right (voting separately as a class) to elect two directors of the Corporation, so long as the total number of shares of Preferred Stock outstanding is greater than or equal to 80,000. If the number of shares of Preferred Stock outstanding falls below 80,000, then the right of the holders of the outstanding shares of Preferred Stock to elect two directors of the Corporation shall terminate.”

2. RESOLVED, that Section 5.(b) of the Statement of Designations of the Corporation be amended and restated in its entirety to read as follows:

“(b) At elections for such directors, each holder of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held. Upon the vesting of such right with the holders of Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Preferred Stock as hereinafter set forth. The right of the holders of Preferred Stock, voting separately as a class to elect members of the Board of Directors of the Corporation as aforesaid, shall continue until the earlier of: (i) such time as all dividends accrued and unpaid on the Preferred Stock shall have been paid or declared and funds set aside to provide for payment in full, or (ii) such time as fewer than 80,000 shares of Preferred Stock remain outstanding, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.”

3. RESOLVED, that the first sentence of Section 5.(f) of the Statement of Designations of the Corporation be amended and restated to read as follows:

“(f) Each director elected by the holders of shares of Preferred Stock shall continue to serve as a director until the earlier of: (i) such time as all dividends accrued and unpaid on the Preferred Stock shall have been paid or declared and funds set aside to provide for payment in full, or (ii) such time as fewer than 80,000 shares of Preferred Stock remain outstanding, at which time the term of office of all persons elected as directors by the holders of shares of Preferred Stock shall forthwith terminate and the number of members of the Board of Directors of the Corporation shall be reduced accordingly. Whenever the term of office of the directors elected by the holders of Preferred Stock voting as a class shall end and the special voting powers vested in the holders of Preferred Stock as provided in this Section 5 shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section 5.”

4. RESOLVED, that Section 6.(b) of the Statement of Designations of the Corporation be amended and restated in its entirety to read as follows:

“(b) The Corporation may purchase any shares of Preferred Stock in the open market or through privately negotiated transactions even if a dividend upon any shares of Preferred Stock is past due and is in arrears. However, the Corporation may not redeem any shares of Preferred Stock unless all accrued dividends on all shares of Preferred Stock then outstanding shall have been paid or declared and a sum sufficient for the payment thereof set apart. Furthermore, the Corporation may not redeem or purchase or otherwise acquire for value any shares of any other series of preferred stock then outstanding ranking on a parity with or junior to the Preferred Stock unless all accrued dividends on all shares of Preferred Stock then outstanding shall have been paid or declared and a sum sufficient for the payment thereof set apart. No sinking fund shall be established for the Preferred Stock.”

5. RESOLVED, that the last paragraph of Section 6.(c)(vii) of the Statement of Designations of the Corporation be deleted in its entirety.

6. RESOLVED, that Section 8. of the Statement of Designations of the Corporation be amended and restated to read as follows.

“Reserved.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by Jon C. Biro, its Chief Financial Officer.

ICO, INC.
BY:	/s/ Jon C. Biro
Jon C. Biro, Chief Financial Officer